For the fiscal period ended 12/31/04
File number 811-5186

                                  SUB-ITEM 77-0

                                  EXHIBITS
                                  --------

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund: American Skandia Trust - AST Goldman Sachs High Yield
     Portfolio

1.   Name of Issuer:
         Graham Packaging

2.   Date of Purchase
         09/29/04

3.   Number of Securities Purchased
         1,311,000

4.   Dollar Amount of Purchase
         $1,311,000

5.   Price Per Unit
         $100.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
         Citigroup

7.   Other Members of the Underwriting Syndicate
         See Exhibit A

EXHIBIT A
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UNDERWRITER
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Deutsche Bank
Goldman Sachs & Co.
Lehman Brothers
ABN AMRO Incorporated